Exhibit 10.1
Stock Transfer Agreement

Party A	The Information of the Transferor	Party B	The Information of the Transferee
Name of the Companies	Shandong Zhouyuan Seed and Nursery co., Ltd. Stock code: SZSN.OB	Transferee	Zhou Jian
Source of the Stock	Original issue	The ID No. of the Transferee	510111196401094231
Mailing Address	238 Jiandong East St., Laizhou City, Shandong Province	Mailing Address	16 Tongzilin North St., Building 6, Unit 2, No. 3, Wuhou District, Chengdu City
Phone No. of Securities Department	0535-2212279	Zip Code and Phone No.	610041
Transfer Price (in Renminbi)	400,000	The quantity of the shares of the stock transferred (capitalized)	6,000,000 shares of common stock

I.	The Announcement of the parties:

1)	Party A guarantees Party B that all the certificates and materials are real and valid.
2)	Party B guarantees the legality of the capital used to purchase the stocks.
3)	Party B abides related laws, rules, and regulations, and is willing to be bound by all the terms of this agreement.
4)	Party B understands the risks involved in stock investment, and is willing to bear the investment risks associated with purchasing stocks.
5)	The board of directors permitted the issuance of SZSN.OB stocks not subject to adjustment in the amount of 6,000,000 shares.

II.	Rights and Obligations:

1)	Party A issues 6,000,000 shares of common stock in SZSN.OB, in the name of Party B.
2)	Party B agrees to purchase 6,000,000 shares of common stocks in SZSN.OB from Party A.
3)
Within five days after the full execution of this agreement, Party B shall pay Party A Renminbi 250,000. Party A guarantees that the issuance procedure will be completed in 30 business days. After the shares are issued and mailed to Chengdu Honglong Science & Technology Investment Co., Ltd. (64 Kehua North St., Zongnanjunyuan Suite 502, Chengdu City 610041), B will pay A Renminbi150,000. Party A guarantees that the 6,000,000 shares of Stocks issued to Party B comply to the laws and regulations of SEC and has been duly filed with SEC, that the official website of SEC will record the name of Party B, and that the stocks will be subject to US laws and regulations.

4)
Party A guarantees that in the event of a reverse stock split, Party A will issue additional shares to Party B to make up for the reduction in the number of 6,000,000 shares issued pursuant to this agreement as a result of the reverse stock split, and issue such additional shares within 15 days of the reverse stock split.

5)	This agreement is enclosed in duplicate, and is valid upon execution (seal).

Party A: Shandong Zhouyuan Seed and Nursery co., Ltd.	Party B: Zhou Jian
Representative: Wang Zhigang	Representative: Zhou Jian
/s/ Wang Zhigang	/s/ Zhou Jian
Signature and seal	Signature and seal

Certification signature and seal

The terms of this agreement shall be true and accurate, and the writing shall be legible. Any alterations or erasures shall invalidate this agreement.

January 12, 2009